UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2008

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CONSERVATOR’S AMENDMENT OF EMPLOYMENT AGREEMENT OF FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER

On September 14, 2008, the Director of the Federal Housing Finance Agency ("FHFA") notified Fannie Mae (formally known as the Federal National Mortgage Association) that severance and other payments contemplated in the employment contract of Daniel H. Mudd, the company's former President and Chief Executive Officer, are golden parachute payments within the meaning of 12 U.S.C. § 4518(e)(4) and that these payments should not be paid, effective immediately. Specifically, FHFA directed Fannie Mae not to pay Mr. Mudd any salary beyond the date on which his employment terminates and not to pay him any annual bonus for 2008. FHFA also determined and directed Fannie Mae that no stock grants previously made to Mr. Mudd should vest. Finally, FHFA has advised and directed Fannie Mae that, if Mr. Mudd elects to remain with Fannie Mae for a transition period of up to 90 days, Fannie Mae would pay Mr. Mudd his current salary during that transition period.

APPOINTMENT OF NEW NON-EXECUTIVE CHAIRMAN OF THE BOARD OF FANNIE MAE

On September 16, 2008, the Director of FHFA, acting as conservator for Fannie Mae, announced that FHFA had appointed Philip A. Laskawy as the new non-executive chairman of the Board of Directors of Fannie Mae. Mr. Laskawy replaces Stephen B. Ashley, as the non-executive chairman of the Board of Directors. At this time, it has not been determined on which committees of the Board of Directors Mr. Laskawy will serve.

Mr. Laskawy, age 67, retired from Ernst & Young in September 2001, after having held several positions during his employment there from 1961 to 2001, including serving as Chairman and Chief Executive Officer from 1994 until his retirement in September 2001.

Mr. Laskawy currently serves on the Boards of Directors of General Motors Corporation, Henry Schein, Inc., Lazard Ltd., Loews Corporation and Discover Financial Services.

The terms of Mr. Laskawy’s compensation arrangement for his service on the Board of Directors have not yet been determined by the Director of FHFA.

Item 8.01 Other Events.

On September 12, 2008, we received a letter from FHFA, in its capacity as our principal regulator, regarding the application of capital requirements while we are under conservatorship. The letter states that FHFA will continue to monitor on a quarterly basis the core and total capital measures related to the associated minimum and risk-based capital requirements. In addition, the letter directs us, during the time the company is under conservatorship, to focus our risk and capital management on maintaining a positive balance in the GAAP measure of stockholders’ equity while returning to long-term profitability. FHFA also states in the letter that it is directing us to focus on managing to a positive stockholders’ equity in order to reduce the likelihood that our financial position will trigger mandatory purchases of our non-voting senior preferred stock pursuant to the Senior Preferred Stock Purchase Agreement between the United States Department of the Treasury and Fannie Mae. FHFA has advised us that the letter has the effect of suspending our minimum and risk-based capital requirements during the conservatorship.

In addition, in the letter, FHFA also states that we should continue providing our regular submissions to FHFA on both minimum and risk-based capital requirements within the 30-day and 45-day time frames that currently exist.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

September 18, 2008	By:	Herbert M. Allison, Jr.

Name: Herbert M. Allison, Jr.
Title: Chief Executive Officer